Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

(Mountain Valley Spring Company, LLC)

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Agreement”) is entered into as of March 28, 2006 by and between MOUNTAIN VALLEY SPRING COMPANY, LLC, an Arkansas limited liability company (the “Grantor”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Lender”).

PRELIMINARY STATEMENT

The Grantor and the Lender are entering into a Credit Agreement of even date herewith (as it may be amended or modified from time to time, the “Credit Agreement”).  The Grantor is entering into this Agreement in order to induce the Lender to enter into and extend credit to the Grantor under the Credit Agreement.

ACCORDINGLY, the Grantor and the Lender, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                                 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2                                 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.

1.3                                 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantor’s rights and remedies under, and all moneys and claims for money due or to become due to the Grantor under any material contracts, and any and all amendments, supplements, extensions, and renewals thereof, including all rights and claims of the Grantor now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord subordination or other agreement, in form and substance satisfactory to the Lender, between the Lender and any third party (including any licensor, bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Obligor for any real property where any Collateral is located, as such landlord subordination or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by the Grantor to the Lender with respect to the Collateral pursuant to any Credit Document.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to the Lender pursuant to this Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the UCC.

“Subsidiary Equity Interests” means (a) all of the stock, partnership interests, membership interests, shareholder interests and all other ownership or equity interests in the applicable Subsidiaries of the Grantor described on Exhibit E, and (b) all dividends or distributions (cash or otherwise), rights to receive dividends or distributions, stock or other equity ownership dividends, dividends paid in stock or other equity ownership interests, distributions upon redemption or liquidation, distributions as a result of split-ups, recapitalizations or rearrangements, stock rights, partnership rights, membership interest rights, shareholder interest rights, all other ownership interest rights, rights to subscribe, voting rights, management rights, rights to receive securities, and all new securities and other property which the Grantor may be or may hereafter become entitled to receive on account of any of the foregoing.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Texas or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

2.1                                 In order to secure the prompt and complete payment and performance of the Obligations, the Grantor hereby pledges, assigns and grants to the Lender, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all Copyrights, Patents and Trademarks;

(iv)                              all Documents;

(v)                                 all Equipment;

(vi)                              all Fixtures;

(vii)                           all General Intangibles;

(viii)                        all Goods;

(ix)                                all Instruments;

(x)                                   all Inventory;

(xi)                                all Investment Property;

(xii)                             all cash or cash equivalents;

(xiii)                          all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)                         all Deposit Accounts with any bank or other financial institution;

(xv)                            all Assigned Contracts; and

(xvi)                         all accessions to, substitutions for and replacements, proceeds, insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing.

2.2                                 The Obligations secured hereby include (a) interest and other obligations of any Obligor accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against the Grantor or any other Obligor or (ii) the obligations of any Obligor shall cease to exist by operation of law or for any other reason (it being the intention of the Lender to not reinstate the liability of any discharged Obligor, but only to confirm that the discharge of any Obligor from liability for the Obligations shall not effect all remaining Obligors’ liability for interest and other obligations accruing or arising with respect to the Obligations after any such discharged Obligor has been released from liability for all or any portion of the Obligations), and (b) all reasonable attorneys’ fees and any other reasonable expenses incurred by the Lender in enforcing any of the Credit Documents.

2.3                                 Notwithstanding any provision to the contrary contained in Section 2.1 above or in any other provision in this Agreement, (a) any Assigned Contracts, including the proceeds thereof, or (b) any insurance or proceeds of insurance described in Section 2.1 above which are not assignable or pledgable by the Grantor (including without limitation, any prohibition on assignment without the prior written consent of any Person which is not an Affiliate of the Grantor) are specifically excluded from, and are not to be considered as any portion of, the Collateral for purposes of this Agreement; provided, however, that such items (or proceeds thereof) otherwise excluded are to be included within and considered to be a portion of the Collateral for purposes hereof only to the extent that (i) if applicable, the requisite non-Affiliate party has consented in writing (regardless of whether such consent is received before, on or after the date hereof) to the applicable security interest, assignment or pledge or (ii) a security interest, pledge or collateral assignment can be obtained in such items (or proceeds thereof) under the applicable terms and provisions of the UCC or applicable common law without the prior written consent of any Person which is not an Affiliate of the Grantor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Lender that:

3.1                                 Title, Perfection and Priority.  The Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(d), and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto. When financing statement(s) have been filed in the appropriate offices against the Grantor in the location(s) listed on Exhibit D, the Lender will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing a financing statement, subject only to Liens permitted under Section 4.1(d).

3.2                                 Type and Jurisdiction of Organization, Organizational and Identification Numbers.  The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3                                 Collateral Locations  All of Grantor’s locations where Collateral is located (other than water coolers or other Equipment or Inventory of the Grantor that are then being rented from the Grantor or any other obligor by a third party and are located at such third party’s premises) are listed on Exhibit B. All of said locations are owned by the Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Exhibit B as leased, and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated as such in Exhibit B.

3.4                                 Accounts and Chattel Paper.

(a)                                  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Lender by the Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, the Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(b)                                 With respect to Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and the Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to the Lender; (iv) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto, including without limitation, any actual knowledge that any Account Debtor is unable generally to pay its debts as they become due; and (v) the Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition. The Lender expressly agrees that immaterial discrepancies in any such Collateral Report not actually known to the officer of the Grantor executing the applicable Collateral Report at the time of such execution shall not constitute a Default or Event of Default.

(c)                                  In addition, with respect to all Accounts, the amounts shown on all invoices, statements and Collateral Reports with respect thereto are bona-fide amounts owing to the Grantor as indicated thereon and are not in any way contingent.

3.5                                 Inventory.  With respect to any Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Grantor’s locations set forth on Exhibit B, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(f), (c) the Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Lender, and except for Permitted Liens, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any Copyright, License, Patent, Trademark, royalty or trade name agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (f) the sale or other disposition of such Inventory by the Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which the Grantor is a party or to which such property is subject. The Lender expressly agrees that immaterial discrepancies in any such Collateral Report not actually known to the officer of the Grantor executing the applicable Collateral Report at the time of such execution shall not constitute a Default or Event of Default.

3.6                                 Intellectual Property.  The Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit C.

3.7                                 Subsidiary Equity Interests.

(a)                                  The Subsidiary Equity Interests are hereby duly and validly pledged and hypothecated to the Lender, and the Subsidiary Equity Interests are genuine, free from any restriction on transfer (unless such restriction is noted on any certificate), duly and validly authorized and issued, enforceable in accordance with their terms, and fully paid.

(b)                                 The Equity Interests described in Exhibit E attached hereto represent one hundred percent (100%) of the issued and outstanding Equity Interests (voting or otherwise) of each of the applicable Subsidiaries of the Grantor, unless specified or disclosed otherwise in Exhibit E.

3.8                                 Filing Requirements.  None of the Equipment (excluding “rolling stock” or other vehicles) is covered by any certificate of title or certificate of documentation. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by the Grantor and described in Exhibit C.

3.9                                 No Financing Statements, Security Agreements.  No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Lender as the secured party, (b) as permitted by Section 4.1(d), (c) for financing statements or security agreements naming any of the holders of the Existing Subordinated Indebtedness and evidencing Liens in and to the Collateral that are subordinate and inferior to the Liens in and to the Collateral in favor of the Lender, and (d) for financing statements or security agreements naming First National Bank of Fort Smith and One Bank & Trust as the secured party, it being agreed that such financing statements or security agreements shall automatically terminate pursuant to the written agreement of such creditors upon such creditors’ receipt of the requisite payoff funds required pursuant to the terms of their respective current payoff letters to the Grantor.

ARTICLE IV
COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, the Grantor agrees that:

4.1                                 General.

(a)                                  Authorization to File Financing Statements; Ratification.  The Grantor hereby authorizes the Lender to file, and if requested will deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Lender in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral.  The Grantor also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b)                                 Further Assurances.  The Grantor agrees to take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(c)                                  Disposition of Collateral.  The Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to the Credit Agreement.

(d)                                 Liens.  The Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Agreement, and (ii) other Liens permitted under the terms of the Credit Agreement.

(e)                                  Other Financing Statements.  The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1(d).  The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Lender, subject to the Grantor’s rights under Section 9-509(d)(2) of the UCC.

(f)                                    Locations.  The Grantor will not (i) maintain any Collateral at any location other than those locations listed on Exhibit B or otherwise change, or add to, such locations without providing the Lender with not less than fifteen (15) days prior written notice and unless the Grantor has (1) obtained a Collateral Access Agreement for each such newly leased location, or (2) obtained or otherwise utilized reasonably diligent efforts to obtain a Collateral Access Agreement for each such new location that is already subject to a lease in favor of a predecessor of the Grantor or another Obligor and such existing leased location is being acquired by the Grantor or another Obligor in connection with a permitted acquisition transaction (it being understand that absent further agreement of the Lender, any Collateral located at such existing leased location for which no Collateral Access Agreement is obtained may not be included within Eligible Accounts or Eligible Inventory for purposes hereof), or (ii) change its principal place of business or chief executive office from the location identified on Exhibit A.

4.2                                 Receivables.

(a)                                  Certain Agreements on Receivables.  The Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, the Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b)                                 Collection of Receivables.  Except as otherwise provided in this Agreement, the Grantor will collect and enforce, at the Grantor’s sole expense, all amounts due or hereafter due to the Grantor under the Receivables.

(c)                                  Delivery of Invoices.  The Grantor will deliver to the Lender immediately upon its request duplicate invoices with respect to each Account bearing such language of assignment as the Lender shall specify.

(d)                                 Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of the Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, and if such discount, credit, agreement, dispute, setoff, claim, counterclaim or defense is not otherwise shown on the most recent Collateral Report previously delivered to the Lender and reduces or could reasonably be expected to reduce the collectibility of the applicable Receivable by an amount in excess of $50,000, the Grantor will promptly disclose such fact to the Lender in writing.  The Grantor shall send the Lender a copy of each credit memorandum in excess of $100,000 as soon as issued, and the Grantor shall promptly report each credit memo and each of the facts required to be disclosed to the Lender in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.

4.3                                 Inventory and Equipment.

(a)                                  Maintenance of Goods.  The Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b)                                 Returned Inventory.  If an Account Debtor returns any Inventory to the Grantor when no Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount.  The Grantor shall immediately report to the Lender any return involving an amount in excess of $250,000.  Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Grantor when an Event of Default exists and is then continuing, the Grantor, upon the request of the Lender, shall: (i) hold the returned Inventory in trust for the Lender, (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Lender’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender’s prior written consent. All returned Inventory shall be subject to the Lender’s Liens thereon. Whenever any Inventory is returned (other than water coolers or other Inventory of the Grantor rented by customers and returned at the end of the applicable customer agreement), the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

4.4                                 Delivery of Instruments, Securities, Chattel Paper and Documents.  The Grantor will (a) deliver to the Lender immediately upon execution of this Agreement the originals of all Chattel Paper (other than home and office delivery customer service agreements), Securities and Instruments constituting Collateral (if any then exist), (b) hold in trust for the Lender upon receipt and immediately thereafter deliver to the Lender any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Lender’s request, deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and immediately deliver to the Lender) any Document evidencing or constituting Collateral and (d) upon the Lender’s request, deliver to the Lender a duly executed amendment to this Agreement pursuant to which the Grantor will pledge such additional Collateral; provided, however, that notwithstanding the foregoing, Securities and Instruments held by the Grantor need not be delivered to be held in trust by the Lender to the extent that the value of all such Securities and Instruments then held by the Grantor and any other Obligor does not exceed $50,000 in the aggregate, and as of the date of this Agreement, the Grantor represents to the Lender that the aggregate value of all Securities and Instruments held by the Grantor and any other Obligor does not exceed $50,000 in the aggregate.

4.5                                 Intellectual Property.

(a)                                  The Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Lender of any License held by the Grantor and to enforce the security interests granted hereunder.

(b)                                 The Grantor shall notify the Lender immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)                                  In no event shall the Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Lender prior written notice thereof, and, upon request of the Lender, the Grantor shall execute and deliver any and all security agreements as the Lender may request to evidence the Lender’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of the Grantor relating thereto or represented thereby.

(d)                                 The Grantor shall take all actions necessary or requested by the Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings unless the Grantor shall reasonably determine and the Lender shall concur that such Patent, Trademark or Copyright is not material to the conduct of Grantor’s business.

(e)                                  The Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Lender shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

4.6                                 Subsidiary Equity Interests.

(a)                                  Unless and until an Event of Default shall have occurred and shall be continuing, the Grantor shall be entitled to exercise all voting and consensual powers and rights pertaining to the Subsidiary Equity Interests or any part thereof for all purposes not inconsistent with the terms of this Agreement and, except as herein provided or in the Credit Agreement, shall be entitled to receive and retain all dividends paid in respect of any of the Subsidiary Equity Interests or any part thereof. Upon and after the occurrence of an Event of Default and so long as the same is continuing, the Lender shall have the right to the extent permitted by applicable law (but shall not be obligated to exercise such right), and the Grantor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and give consents, ratifications and waivers, and take any other action with respect to any or all of the Subsidiary Equity Interests with the same force and effect as if the Lender were the owner thereof.

(b)                                 All dividends paid or payable in stock or other Equity Interests or property representing stock or other Equity Interests in any Subsidiary of the Grantor, and all subscription warrants or any other rights or options issued in connection with the Subsidiary Equity Interests, and all liquidating dividends or distributions or return of capital upon or in respect of the Subsidiary Equity Interests or any part thereof, or resulting from any split, revision or reclassification of the Subsidiary Equity Interests or any part thereof or received in exchange for the Subsidiary Equity Interests or any part thereof as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to the Lender, or if paid to or received by the Grantor, shall, immediately upon receipt thereof, be paid over, transferred and delivered to the Lender and shall be Collateral pledged under and subject to the terms of this Agreement.

(c)                                  The powers conferred on the Lender pursuant to this Section 4.6 are conferred solely to protect the Lender’s interest in the Subsidiary Equity Interests and shall not impose any duty or obligation on the Lender to perform any of the powers herein conferred. No exercise of any of the rights provided for in this Section 4.6 shall constitute a retention of collateral in satisfaction of the Obligations as provided for in the UCC.

4.7                                 Insurance.

(a)                                  In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by the applicable Obligor within a “Special Flood Hazard Area”). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.

(b)                                 All insurance policies required under the Credit Agreement shall name the Lender as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Lender, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Lender; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Lender.

(c)                                  All premiums on any insurance required by this Section or the Credit Agreement shall be paid when due by the Grantor, and the Grantor agrees to furnish due proof of payment of the premiums for all such insurance to the Lender promptly after each such payment is made and in any case at least fifteen (15) days before payment becomes delinquent. If the Grantor fails to obtain any insurance as required by this Section or the Credit Agreement, the Lender may obtain such insurance at the Grantor’s expense. By purchasing such insurance, the Lender shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor, and the Lender shall have no obligation to cause the Grantor or anyone else to be named as an insured, to cause the Grantor’s or anyone else’s interests to be insured or protected or to inform the Grantor or anyone else that his or its interests are uninsured or underinsured.

(d)                                 The Grantor hereby assigns to the Lender the exclusive right to collect any and all monies that may become payable under any insurance policies covering any part of the Collateral, or any risk to or about the Collateral. Except as provided below, all proceeds of insurance which was paid for by the Grantor or by anyone other than the Lender and which proceeds are actually received by the Lender before foreclosure shall be applied in payment of the Obligations or, at the option of the Lender, shall be paid to the Grantor or to such other person as is legally entitled to them.

(e)                                  Promptly upon obtaining knowledge thereof, the Grantor shall notify the Lender of any casualty to the Collateral after the date hereof which exceeds $250,000, and the Grantor shall pursue claims for payment related to such casualty. Upon the receipt by the Grantor or the Lender of any insurance proceeds from insurance policies required to be maintained pursuant to this

Agreement or any other Credit Document on account of (1) each separate loss, damage or injury to any Collateral after the date hereof in excess of $250,000 if no Default or Event of Default shall have occurred which is continuing or (2) any separate loss, damage or injury to any Collateral (regardless of the amount of loss, damage or injury) if a Default or Event of Default shall have occurred which is continuing, such insurance proceeds shall be promptly delivered and turned over to the Lender (if the same have not been previously received by the Lender), and except as otherwise specified below, such insurance proceeds shall be promptly applied by the Lender in payment of the Obligations (such order and manner of application to be at the discretion of the Lender). With respect to such net insurance proceeds, the Grantor may elect, by written notice delivered to the Lender, not later than the third day after receipt of such net proceeds by the Lender or the Grantor, to utilize and apply all or a portion of such net proceeds for the purpose of replacing, repairing or restoring the relevant Collateral, and in such event, any required application of such net proceeds against the Obligations in accordance with the preceding sentence shall be reduced dollar for dollar by the amount of such election by the Grantor. Such an election by the Grantor shall not be effective, however, unless (1) at the time of such election no Default or Event of Default shall have occurred which is continuing, (2) the Grantor shall have certified to the Lender that the net proceeds of the insurance adjustment for such loss, damage or injury to Collateral, together with other funds available to the Grantor, shall be sufficient to complete such contemplated replacement, repair or restoration in accordance with all applicable laws, regulations and ordinances, and (3) if the amount of the net proceeds in question exceeds $250,000, the Grantor shall have obtained the written consent of the Lender to such use and application of such insurance proceeds.

(f)                                    In the event of a valid election by the Grantor under Section 4.7(e) above to utilize all or a portion of insurance proceeds in excess of $250,000 to replace, repair or restore the relevant Collateral, the Grantor shall place into an account under the Lender’s control (the “Insurance Proceeds Account”) the amount of net insurance proceeds to be utilized for such contemplated replacement, repair or restoration, pursuant to agreements in form, scope and substance reasonably satisfactory to the Lender (including a pledge of such Insurance Proceeds Account as additional security for the Obligations). Amounts deposited in the Insurance Proceeds Account shall continue to be held by the Lender without payment of interest to the Grantor.  The Insurance Proceeds Account shall be available to the Grantor solely for the replacement, repair or restoration of the Collateral suffering the applicable injury, loss or damage; provided, however, that at any time that a Default or Event of Default shall occur and be continuing, the balance of the Insurance Proceeds Account, together with all earnings thereon, may be immediately applied by the Lender to repay the Obligations in such order as the Lender shall elect in its discretion. The Lender shall be entitled to require proof, as a condition to the Grantor making of any withdrawal from the Insurance Proceeds Account, that the amount of such withdrawal is being applied for the purposes permitted hereunder. Additionally, any proceeds of the Insurance Proceeds Account may be made available and advanced by the Lender directly to the Grantor, or directly to suppliers, manufacturers, contractors and other persons entitled to payment in accordance with and subject to reasonable conditions to disbursements as the Lender may impose to assure that such replacement, repair or restoration of the relevant Collateral is paid for and performed and that no Liens arise by reason thereof.

4.8                                 Assigned Contracts.  The Grantor shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its commercially reasonable business judgment. The Grantor shall notify the Lender in writing, promptly after the Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. Notwithstanding any provision hereof to the contrary, the Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Lender’s exercise of any of its rights with respect to the Collateral shall not release the Grantor from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1                                 Events of Default.  The occurrence of any of any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

5.2                                 Remedies.

(a)                                  Upon the occurrence of an Event of Default that is continuing, the Lender may exercise any or all of the following rights and remedies:

(i)                                     those rights and remedies provided in this Agreement, the Credit Agreement, or any other Credit Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender prior to an Event of Default;

(ii)                                  those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)                               give notice of sole control or any other instruction under any control agreement, if any, with any financial institution or securities intermediary and take any action therein with respect to such Collateral;

(iv)                              without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to Grantor or any other Person, enter any of the premises of the Grantor, whether leased or owned by the Grantor, where any Collateral is located (through self-help and without judicial process, and the Grantor hereby irrevocably authorizes the Lender to enter any such premises during the existence of any Event of Default and to show any landlord or other third party this provision to the extent necessary to confirm to such landlord or other third party the Lender’s right of entry) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Lender may deem commercially reasonable; and

(v)                                 concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Lender was the outright owner thereof.

(b)                                 The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)                                  The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)                                 Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)                                  Notwithstanding the foregoing, the Lender shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)                                    The Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.

5.3                                 Grantor’s Obligations Upon Event of Default.  Upon the request of the Lender after the occurrence of an Event of Default that is continuing, the Grantor will:

(a)                                  assemble and make available to the Lender the Collateral and all books and records relating thereto at any place or places specified by the Lender, whether at the Grantor’s premises or elsewhere; and

(b)                                 permit the Lender, by the Lender’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

5.4                                 Grant of Intellectual Property License.  For the purpose of enabling the Lender to exercise the rights and remedies under this Article V at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby (a) grants to the Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any Intellectual Property Rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Lender may sell any of the Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from the Grantor and in connection with any such sale or other enforcement of the Lender’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to the Grantor and any Inventory that is covered by any Copyright owned by or licensed to the Grantor and the Lender may finish any work in process and affix any Trademark owned by or licensed to the Grantor and sell such Inventory as provided herein.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1                                 Account Verification.  The Lender may, at any time, in the Lender’s own name, in the name of a nominee of the Lender, or in the name of the Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with the Grantor and obligors in respect of Instruments of the Grantor to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2                                 Authorization for Secured Party to Take Certain Action.

(a)                                  The Grantor irrevocably authorizes the Lender at any time and from time to time if an Event of Default has occurred and is continuing and appoints the Lender as its attorney in fact (i) to apply the proceeds of any Collateral received by the Lender to the Obligations in the order determined by the Lender, (ii) to demand payment or enforce payment of the Receivables in the name of the Lender or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (iii) to sign the Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (iv) to exercise all of the Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (v) to settle, adjust, compromise, extend or renew the Receivables, (vi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (vii) to prepare, file and sign the Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (viii) to prepare, file and sign the Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, and (ix) to change the address for delivery of mail addressed to the Grantor to such address as the Lender may designate and to receive, open and dispose of all mail addressed to the Grantor. The Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection with any of the foregoing provisions of this Section 6.2(a); provided that, this authorization shall not relieve the Grantor of any of its obligations under this Agreement or under the Credit Agreement.

(b)                                 All acts of said attorney or designee are hereby ratified and approved.  The powers conferred on the Lender, under this Section 6.2 are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.

6.3                                 Limitation of Duty.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE LENDER NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
GENERAL PROVISIONS

7.1                                 Waivers.  The Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Lender as finally determined by a court of competent jurisdiction.  To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.  Except as otherwise specifically provided herein, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

7.2                                 Limitation on the Lender’s Duty with Respect to the Collateral.  The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale.  The Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  The Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable mariner, the Grantor acknowledges and agrees that it is commercially reasonable for the Lender (i) to fail to incur expenses deemed significant by the Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral.  The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Lender would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2.  Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.2.

7.3                                 Compromises and Collection of Collateral.  The Grantor and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Grantor agrees that the Lender may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

7.4                                 Secured Party Performance of Debtor Obligations.  Without having any obligation to do so, the Lender may perform or pay any obligation which the Grantor has agreed to perform or pay in this Agreement and the Grantor shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 7.4.  The Grantor’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Obligation payable on demand.

7.5                                 No Waiver; Amendments; Cumulative Remedies.  No delay or omission of the Lender to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

7.6                                 Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  Any provision in any this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

7.7                                 Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.8                                 Benefit of Agreement.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantor, the Lender and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Lender. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Lender hereunder.

7.9                                 Survival of Representations.  All representations and warranties of the Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

7.10                           Taxes and Expenses.  Any taxes (excluding generally applicable income, franchise or similar taxes of the Lender, which shall be paid by the Lender) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by the Grantor, together with interest and penalties, if any.  The Grantor shall reimburse the Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantor.

7.11                           Headings.  The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

7.12                           Termination.  This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations have been indefeasibly paid and performed in full and no commitments of the Lender which would give rise to any Obligations are outstanding.

7.13                           Entire Agreement.  This Agreement embodies the entire agreement and understanding between the Grantor and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Lender relating to the Collateral.

7.14                           CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.15                           Indemnity.  The Grantor hereby agrees to indemnify the Lender, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) imposed on, incurred by or asserted against the Lender, or its successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Lender or the Grantor, and any claim for Patent, Trademark or Copyright infringement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE LENDER (except that such indemnity shall not be paid to the Lender to the extent that such loss, etc. directly results from the gross negligence or willful misconduct of the Lender).

7.16                           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.17                           Sending Notices.  Any notice required or permitted to be given under this Agreement shall be given in accordance with the notice provisions of Section 8.08 of the Credit Agreement.

IN WITNESS WHEREOF, the Grantor and the Lender have executed this Agreement as of the date first above written.

GRANTOR:

MOUNTAIN VALLEY SPRING COMPANY, LLC, an Arkansas limited liability company

By:	/s/ JAMES B. SPEED, III
Name:	JAMES B. SPEED, III
Title:	CEO

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ KI ALLEN
Name:	KI ALLEN
Title:	SVP

EXHIBIT A

GRANTOR’S INFORMATION

I.                                         Name of Grantor: MOUNTAIN VALLEY SPRING COMPANY, LLC

II.                                     State of Incorporation or Organization: Arkansas

III.                                 Type of Entity: Limited Liability Company

IV.                                Organizational Number assigned by State of Incorporation or Organization: 100212903

V.                                    Federal Identification Number: 33-1004029

VI.                                Chief Executive Office and Mailing Address:

150 Central Avenue

(P.O. Box 1610)

Hot Springs National Park, Arkansas 71902

Attention: James B. Speed, III

EXHIBIT B

COLLATERAL LOCATIONS
(Attach Schedule of Owned and Leased Locations)

EXHIBIT B
COLLATERAL LOCATIONS

Facility Name	Lessee Name	Landlord Name, Address, & Phone Number

Company Headquarters 150 Central Avenue Hot Springs, AR 71901	Company Owned	N/A

Bottling Facility, Spring I and Veriplas- Hot Springs Facility 283 Mountain Valley Water Place Hot Springs, AR 71909	Company Owned	N/A

Cedar Street Storage Facility Hot Springs, AR	Company Owned	N/A

Mountain Valley Spring Company Sales Office 128-B Central Avenue Hot Springs, AR 71901	Mountain Valley Spring Company	K.J. Keech Trust (501) 318-4438, ext. 820; Kathy McFarland 110 Central Avenue Hot Springs, AR 71901

Clear Mountain of Columbia 107 Leventis Drive Columbia, SC 29209	Mountain Valley Spring Company, LLC	East Side land, LLC (301) 694-4444; Christopher Kline 117 West Patrick Street, Fredrick, MD 21701

Clear Mountain of Charleston 1006-A Bankton Drive Hanahan, SC 29406	Carolina Mountain Water	Landmark Enterprises (843) 884-8166 311 Johnnie Dodds Boulevard, Suite 221 Mount Pleasant, SC 29464

Clear Mountain of Little Rock 3201 S. Elm Street Little Rock, AR 72204	Mountain Valley Spring Water, LLC	Elm Street Fund (501) 661-1646; Shelly Cripps or Meg P.O. Box 251556, Little Rock, AR 72005

Clear Mountain of Savannah 513 Bourne Avenue Garden City, GA 31408	Mountain Valley Spring Company, LLC	North Point Industrial, LLC (912) 234-0370; Sean Reeder 16 Chatham Center South, Savannah, GA 31405

Clear Mountain of Memphis 3625 Airpark Street Memphis, TN 38118	Clear Mountain Spring Water, LLC	Crump-LeMaster, LLC (901) 767-4444 700 Colonial Rd, Suite 260, Memphis, TN 38117

Clear Mountain of Kansas City 8201 NW 97th Terrace Kansas City, MO 64153	Clear Mountain Spring Water, LLC	Ralph L. Ayers, Trustee . (941) 722-7377 1105 3rd Street East, Palmetto, FL 34221

Clear Mountain of Greenville 920 Martin Luther King Jr. Blvd. N. Greenville, MS 38701	Raleigh Spring Company	Caspear, LLC (662) 335-6150 1795 North Theobald P.O. Box 4938, Greenville, MS 38704

Veriplas Containers, Inc. 6600 Geyer Springs Road Little Rock, AR	Veriplas Containers, Inc. and Clear Mountain Spring Water	Fulkerson & Company (501) 376-4432; Brenda Fulkerson 124 West Capitol Avenue, Suite 1620 Little Rock, AR 72201

Mid-America Warehouse 106 Trooper Lane Hot Springs, AR	Mountain Valley Spring Company, LLC	Leggett & Leggett, LLC (501) 760-7787 P.O. Box 22267 Hot Springs, AR 71903

Warehouse 6621 Geyer Springs Road Little Rock, AR	Veriplas A Division of Mountain Valley Spring Company	Rector, Phillips & Morse (RPM Management) (501) 664-7807 1501 North University, Suite 800 Little Rock, AR 72207

Warehouse 1900 West 65th Street, Units 8 & 9 Little Rock, AR	Mountain Valley Spring Company, LLC	Capital Properties, LLC (501) 372-5171; Deborah Clark 212 Center Street, Suite 800 Little Rock, AR 72201

EXHIBIT C

INTELLECTUAL PROPERTY RIGHTS

PATENTS

None

COPYRIGHTS

None

TRADEMARKS

(See attached Exhibit C-1)

INTELLECTUAL PROPERTY LICENSES

None

Exhibit C-1

MOUNTAIN VALLEY

STATE AND FEDERAL TRADEMARKS

March 28, 2006

ID	FILING DATE	YEAR	SERIAL NUMBER	REC DATE	REC NUMBER	OWNER OF MARK	STATUS OF MARK	DESCRIPTION OF MARK
15	JUNE 19	1905	71008565	04/17/1906	0051448	MVW	LIVE 06/26/2006	MOUNTAIN VALLEY-STYLIZED FORM
6	OCT 25	1991	74215607	10/20/1992	1726069	MVW	LIVE	CONSIDER THE SOURCE
7	OCT 25	1991	74215606	09/01/1992	1712284	MVW	LIVE	CONSIDER THE SOURCE
4	NOV 4	1994	74594865	04/16/1996	1967953	MVW	LIVE	MOUNTAIN VALLEY
13	APRIL 7	1995	74857459	01/30/1996	1969792	MVW	LIVE	“WE BRING THE SPRING TO YOUR DOOR”
18	DEC 22	1995	ALABAMA	12/22/1995	106-643	CMW	LIVE 12/22/2015	CLEAR MOUNTAIN NATURAL SPRING WATER
8	FEB 16	1996	75059339	05/13/1997	2060830	MVW	LIVE	DISCOVER THE DIAMOND DIFFERENCE
3	JAN 4	1996	75040114	04/22/1997	2054448	MVW	LIVE	MOUNTAIN VALLEY SPRING
10	FEB 1	1999	75631025	01/04/2000	2306226	MVW	RENEWED 01/05/06	WOODLAND
2	AUG 10	1999	75772291	06/27/2000	2362179	MVW	LIVE	QUENCH YOUR INNER THIRST
9	MAY 15	2000	0	05/15/2010	TM00290094	MVW	RENEWED 05/15/05	ARKANSAS TRADEMARK - DIAMOND
5	FEB 29	2000	75931190	12/05/2000	2508100	MVW	LIVE	DO THE SPRING THING
12	SEPT 7	2001	78083058	06/18/2002	2582435	CMW	LIVE	CLEAR MOUNTAIN NATURAL SPRING WATER
16	APRIL 10	1996	75086804	03/27/1997	2064853	MVW	LIVE	NOTHING COULD BE FINER

EXHIBIT D

OFFICES IN WHICH FINANCING STATEMENTS ARE TO BE FILED

1.                                       Arkansas Secretary of State’s Office

Business and Commercial Services Division

1401 West Capitol Avenue, Suite 250

Little Rock, AR 72201

EXHIBIT E

PLEDGED EQUITY INTERESTS

1.                                       100% of the issued and outstanding membership and other equity interests in Mountain Valley Logistics, LLC, an Arkansas limited liability company, currently existing of 100 Common Membership Units, as evidenced by Certificate No. 1, issued by Mountain Valley Logistics, LLC in favor of Mountain Valley Spring Company, LLC